   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1999
                                                    REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                           HEALTHEON/WebMD CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                              94-3236644
(STATE OF INCORPORATION)     400 THE LENOX BUILDING          (I.R.S. EMPLOYER
                             3399 PEACHTREE ROAD NE       IDENTIFICATION NUMBER)
                               ATLANTA, GA 30326
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                     ----------------------------------------

         WebMD, INC. 1997 AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN
                    DIRECTOR STOCK OPTION PLAN OF WebMD, INC.
      DIRECT MEDICAL KNOWLEDGE, INC. 1997 STOCK OPTION/STOCK ISSUANCE PLAN
             SAPIENT HEALTH NETWORK, INC. 1996 STOCK INCENTIVE PLAN
              GREENBERG NEWS NETWORKS, INC. 1997 STOCK OPTION PLAN
           MedE AMERICA CORPORATION AND ITS SUBSIDIARIES STOCK OPTION
                       AND RESTRICTED STOCK PURCHASE PLAN
         MedE AMERICA CORPORATION AND ITS SUBSIDIARIES 1998 STOCK OPTION
                       AND RESTRICTED STOCK PURCHASE PLAN



                            (FULL TITLE OF THE PLANS)
                            -------------------------
                                JEFFREY T. ARNOLD
                             CHIEF EXECUTIVE OFFICER
                                 W. MICHAEL LONG
                      CHAIRMAN AND CHIEF OPERATING OFFICER
                           HEALTHEON/WebMD CORPORATION
                             400 THE LENOX BUILDING
                             3399 PEACHTREE ROAD NE
                                ATLANTA, GA 30326
                                 (404) 479-7651

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             ---------------------
                                    Copy to:
     LARRY W. SONSINI, ESQ.                        JACK DENNISON, ESQ.
     MARTIN W. KORMAN, ESQ.                VICE PRESIDENT AND GENERAL COUNSEL
      DANIEL R. MITZ, ESQ.                     HEALTHEON/WebMD CORPORATION
     MARK L. REINSTRA, ESQ.                      400 THE LENOX BUILDING
WILSON SONSINI GOODRICH & ROSATI                 3399 PEACHTREE ROAD NE
    PROFESSIONAL CORPORATION                        ATLANTA, GA 30326
       650 PAGE MILL ROAD                            (404) 479-7651
       PALO ALTO, CA 94304
         (415) 493-9300

====================================================================================================================================
                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                              PROPOSED          PROPOSED
                    TITLE OF                               MAXIMUM             MAXIMUM           MAXIMUM
                   SECURITIES                               AMOUNT            OFFERING          AGGREGATE           AMOUNT OF
                     TO BE                                  TO BE             PRICE PER          OFFERING          REGISTRATION
                   REGISTERED                            REGISTERED(1)          SHARE             PRICE                FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001

     To be issued for options under the
     WebMD, Inc. 1997 Amended and Restated
     1997 Stock Incentive Plan................       14,920,449 shares       $14.43(2)        $215,302,079           $59,854

     To be issued for options under the
     Director Stock Option Plan of WebMD, Inc.        2,486,741 shares       $11.56(3)        $ 28,746,726           $ 7,992

     To be issued for options under the
     Direct Medical Knowledge, Inc. 1997
     Stock Option/Stock Issuance Plan.........          870,359 shares       $ 1.31(4)        $  1,140,171           $   317

     To be issued for options under the
     Sapient Health Network, Inc. 1996 Stock
     Incentive Plan...........................        2,846,741 shares       $ 2.18(5)        $  6,205,896           $ 1,726

     To be issued for options under the
     Greenberg News Networks, Inc. 1997 Stock
     Option Plan..............................          514,000 shares       $17.97(6)        $  9,236,580           $ 2,568

     To be issued for options under the MedE
     America Corporation and its Subsidiaries
     Stock Option and Restricted Stock
     Purchase Plan............................          490,858 shares       $ 5.39(7)        $  2,645,725           $   736

     To be issued for options under the MedE
     America Corporation and its Subsidiaries
     1998 Stock Option and Restricted Stock
     Purchase Plan ...........................        1,124,100 shares       $13.00(8)        $ 14,613,300           $ 4,063

             TOTAL                                   23,253,248 SHARES                       $ 277,890,477           $77,256

====================================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into seven subtotals.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $14.43 per share covering outstanding options under the WebMD, Inc. 1997 Amended and Restated 1997 Stock Incentive Plan to purchase 14,920,449 shares.

(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $11.56 per share covering outstanding options under the Director Stock Option Plan of WebMD, Inc. to purchase 2,486,741 shares.

(4) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $1.31 per share covering outstanding options under the Direct Medical Knowledge, Inc. 1997 Stock Option/Stock Issuance Plan to purchase 870,359 shares.

(5) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $2.18 per share covering outstanding options under the Sapient Health Network, Inc. 1996 Stock Incentive Plan to purchase 2,846,741 shares.

(6) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $17.97 per share covering outstanding options under the Greenberg News Networks, Inc. 1997 Stock Option Plan to purchase 514,000 shares.

(7) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $5.39 per share covering outstanding options under the MedE America Corporation and its Subsidiaries Stock Option and Restricted Stock Purchase Plan to purchase 490,858 shares.

(8) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $13.00 per share covering outstanding options under the MedE America Corporation and its Subsidiaries 1998 Stock Option and Restricted Stock Purchase Plan to purchase 1,124,100 shares.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by Healtheon/WebMD Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"):


        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 as filed on March 31, 1999 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) The Registrant's Form 10-Q for the quarterly period ended March 31, 1999 as filed on May 17, 1999 pursuant to Section 13 of the Exchange Act.

        (c) The Registrant's Form 10-Q for the quarterly period ended June 30, 1999 as filed on August 16, 1999 pursuant to Section 13 of the Exchange Act.

        (d) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on February 8, 1999 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        (e) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Reference is made to Article V of the Tenth Amended and Restated Certificate of Incorporation of the Registrant filed as Exhibit 3.2 incorporated by reference; Article VI of the Bylaws of the Registrant filed as Exhibit 3.4 incorporated by reference; Section 145 of the Delaware General Corporation Law; and indemnification agreements entered into between the Company and its officers and directors which, among other things, and subject to certain conditions, authorize the Company to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

        The Company has obtained directors and officers insurance providing indemnification for certain of the Company's directors, officers, affiliates, partners or employees for certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


     EXHIBIT
     NUMBER                                   DESCRIPTION
    --------       -----------------------------------------------------------------
      3.2          Tenth Amended and Restated Certificate of Incorporation
      3.4          Bylaws
     10.2          WebMD, Inc. 1997 Amended and Restated 1997 Stock Incentive Plan
     10.3          Director Stock Option Plan of WebMD, Inc.
     10.4          Direct Medical Knowledge, Inc. 1997 Stock Option/Stock Issuance Plan
     10.5          Sapient Health Network, Inc. 1996 Stock Incentive Plan
     10.6          Greenberg News Networks, Inc. 1997 Stock Option Plan
     10.7          MedE America Corporation and its Subsidiaries Stock Option and Restricted
                   Stock Purchase Plan
     10.8          MedE America Corporation and its Subsidiaries 1998 Stock Option and
                   Restricted Stock Purchase Plan
      5.1          Opinion of counsel as to legality of securities being registered.
     23.1          Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
                   Exhibit 5.1)
     23.2          Consent of Ernst & Young LLP, independent auditors
     23.3          Consent of Deloitte & Touche LLP, independent auditors
     24.1          Power of Attorney (see signature page)

--------------------------------------

ITEM 9.  UNDERTAKINGS.

        (a)     The Registrant hereby undertakes:

                (i) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (ii) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
                Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Amended and Restated Certificate of Incorporation, Bylaws or indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 12th day of November, 1999.

                                   HEALTHEON/WEBMD  CORPORATION


                                   By: /s/ JOHN L. WESTERMANN III
                                       -----------------------------------------
                                       John L. Westermann III
                                       Vice President and
                                       Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Dennison and John L. Westermann III, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                           TITLE                                 DATE
--------------------------------------        -------------------------------------------         -----------------
 /s/ JEFFREY T. ARNOLD                        Chief Executive Officer and Director                November 12, 1999
--------------------------------------        (Principal Executive Officer)
Jeffrey T. Arnold

 /s/ W. MICHAEL LONG                          Chairman and Chief Operating Officer                November 12, 1999
--------------------------------------
W. Michael Long

 /s/ JOHN L. WESTERMANN III                   Chief Financial Officer                             November 12, 1999
--------------------------------------        (Principal Financial Officer and Accounting
John L. Westermann III                        Officer)

 /s/ JAMES H. CLARK                           Director                                            November 12, 1999
--------------------------------------
James H. Clark

                                              Director                                            November 12, 1999
--------------------------------------
L. John Doerr

                                              Director                                            November 12, 1999
--------------------------------------
William W. McGuire, MD

 /s/ Eric J. Gleacher                         Director                                            November 12, 1999
--------------------------------------
Eric J. Gleacher

               SIGNATURE                                         TITLE                                  DATE
--------------------------------------        -------------------------------------------         -----------------

 /s/ WILLIAM P. PAYNE                         Director                                            November 12, 1999
--------------------------------------
William P. Payne

 /s/ U. BERTRAM ELLIS, JR.                    Director                                            November 12, 1999
--------------------------------------
U. Bertram Ellis, Jr.

 /s/ Laura Jennings                           Director                                            November 12, 1999
--------------------------------------
Laura Jennings

                                INDEX TO EXHIBITS

     EXHIBIT
     NUMBER                                       DESCRIPTION
    --------                                      -----------
      3.2          Tenth Amended and Restated Certificate of Incorporation
      3.4          Bylaws
     10.2          WebMD, Inc. 1997 Amended and Restated 1997 Stock Incentive Plan
     10.3          Director Stock Option Plan of WebMD, Inc.
     10.4          Direct Medical Knowledge, Inc. 1997 Stock Option/Stock Issuance Plan
     10.5          Sapient Health Network, Inc. 1996 Stock Incentive Plan
     10.6          Greenberg News Networks, Inc. 1997 Stock Option Plan
     10.7          MedE America Corporation and its Subsidiaries Stock Option and Restricted
                   Stock Purchase Plan
     10.8          MedE America Corporation and its Subsidiaries 1998 Stock Option and
                   Restricted Stock Purchase Plan
      5.1          Opinion of counsel as to legality of securities being registered
     23.1          Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
                   Exhibit 5.1)
     23.2          Consent of Ernst & Young LLP, independent auditors
     23.3          Consent of Deloitte & Touche LLP, independent auditors
     24.1          Power of Attorney (see signature page)



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